UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2004
Date of Report (date of earliest event reported)

XICOR, INC.

(Exact name of Registrant as specified in its charter)

California	0-9653	94-2526781

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

933 Murphy Ranch Road
Milpitas, California 95035
(Address of principal executive offices)

(408) 432-8888
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events

     On March 14, 2004, Intersil Corporation (“Intersil”), New Castle Sub LLC, a wholly-owned subsidiary of Intersil (“LLC”), New Castle Merger Sub Corp, a wholly-owned subsidiary of LLC (“Merger Sub”), and Xicor, Inc. (“Xicor”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Xicor, and then Xicor, as the surviving corporation, will merge with and into LLC, with LLC being the ultimate surviving entity. Under the terms of the Merger Agreement, Xicor shareholders may elect to receive the merger consideration in all cash, all stock or a combination of cash and stock, in each case having a value per Xicor share of $8.00 plus 0.335 of a share of Intersil common stock, allocated by prorating the cash and shares available in the merger among elections made. Based on Intersil’s closing stock price of $22.63 on March 12, 2004, the implied equity value of the transaction is approximately $529 million, or $15.58 per Xicor share of stock.

     The boards of directors of both companies have unanimously approved the definitive agreement. The transaction is subject to customary regulatory approvals and a Xicor shareholder vote, and is expected to close by the end of the second quarter of calendar 2004. After the transaction, Intersil will have approximately 156 million fully diluted shares outstanding, with current Intersil shareholders owning approximately 92% and current Xicor shareholders owning approximately 8% of the combined company’s shares.

     In connection with the Merger Agreement, certain directors and officers of Xicor have signed voting agreements under which they have agreed to vote their shares of Xicor common stock in favor of the merger. In addition, certain affiliates of Xicor have entered into affiliate agreements with Intersil. The affiliate agreements contain restrictions under Rule 145 of the Securities Act of 1933, as amended.

     Wachovia Securities served as financial advisor to Xicor and Piper Jaffray & Co. served as financial advisor to Intersil on the transaction.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 14, 2004, Intersil Corporation, a Delaware corporation, New Castle Sub LLC, a wholly-owned subsidiary of Intersil (“LLC”), New Castle Merger Sub Corp, a wholly-owned subsidiary of LLC, and Xicor, Inc.

99.1	Joint press release of Xicor, Inc. and Intersil Corporation, issued on March 14, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

XICOR, INC

By:	/s/ Louis DiNardo

Louis DiNardo
Co-Chairman of the Board, President and
Chief Executive Officer

Date: March 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2004, Intersil Corporation, a Delaware corporation, New Castle Sub LLC, a wholly-owned subsidiary of Intersil (“LLC”), New Castle Merger Sub Corp, a wholly-owned subsidiary of LLC, and Xicor, Inc.

99.1	Joint press release of Xicor, Inc. and Intersil Corporation, issued on March 14, 2004.